Exhibit 99.1

News Release

Tutor Perini Provides 2013 Guidance

Sylmar, California. -- (BUSINESS WIRE) -- March 7, 2013 -- Tutor Perini Corporation (NYSE: TPC), a leading civil and building construction company, today provided the following full-year guidance for fiscal 2013:

•	Revenue is expected to range between $4.5 billion and $5.0 billion
•	Diluted earnings per share (EPS) are expected to range between $1.65 and $1.90

The following are some key estimated assumptions which factor into the above EPS guidance:

•	$56 million in depreciation and amortization expense
•	$40 million in interest expense
•	40% effective tax rate
•	49 million diluted shares outstanding

Commenting on the guidance, Ronald Tutor, Chairman and Chief Executive Officer, said, “We expect to deliver double-digit revenue growth in three of our four segments in 2013. As discussed during our recent fourth-quarter conference call, our Building segment is expected to return to an acceptable, albeit lower-than-historical, segment operating margin in 2013.” Tutor continued, “Our Civil segment is expected to maintain a segment operating margin generally consistent with its 2012 performance. Our Specialty Contractors segment is expected to have stable revenue in 2013 and a segment operating margin in the 6% to 8% range that we have communicated previously. Finally, our Management Services segment operating margin is expected to be close to last year’s margin and influenced by the shift towards lower margin work in existing and pending federal projects. As is typical in our business, our earnings in 2013 are expected to be weighted towards the second half of the year. In addition, we have a significant number of pending proposals with an aggregate value exceeding $2 billion. We will revisit guidance again mid-year, by which time we expect the results of these proposals to be made public.”

About Tutor Perini Corporation

Tutor Perini Corporation is a leading civil and building construction company offering diversified general contracting and design-build services to private clients and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large complex projects on time and within budget while adhering to strict quality control measures.

The statements contained in this Release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future and statements regarding future guidance or estimates and non-historical performance. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. The Company’s expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them. There can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the Company's ability to successfully and timely complete construction projects; the Company’s ability to win new contracts and convert backlog into revenue; the Company’s ability to realize the anticipated economic and business benefits of its acquisitions and its strategy to assemble and operate a Specialty Contractors business segment; the potential delay, suspension, termination, or reduction in scope of a construction project; the continuing validity of the underlying assumptions and estimates of total forecasted project revenues, costs and profits and project schedules; the outcomes of pending or future litigation, arbitration or other dispute resolution proceedings; the availability of borrowed funds on terms acceptable to the Company; the ability to retain certain members of management; the ability to obtain surety bonds to secure its performance under certain construction contracts; possible labor disputes or work stoppages within the construction industry; changes in federal and state appropriations for infrastructure projects and the impact of changing economic conditions on federal, state and local funding for infrastructure projects; possible changes or developments in international or domestic political, social, economic, business, industry, market and regulatory conditions or circumstances; and actions taken or not taken by third parties, including the Company’s customers, suppliers, business partners, and competitors and legislative, regulatory, judicial and other governmental authorities and officials; and other risks and uncertainties discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission on February 25, 2013. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

Tutor Perini Corporation
Jorge Casado, 818-362-8391
Director, Investor Relations
www.tutorperini.com